Exhibit 10.43(a-5)

Amendment Agreement No. 5

dated 20 December 2002

between

AMD SAXONY LIMITED LIABILITY COMPANY & CO. KG

and

DRESDNER BANK AG

and

the other Banks and Financial Institutions

named herein

and

DRESDNER BANK LUXEMBOURG S.A.

to the

SYNDICATED LOAN AGREEMENT

dated 11 March 1997 (as amended from time to time)

AND OTHER OPERATIVE DOCUMENTS

Schedules

Schedule 1	Amendment Agreement to the Sponsors’ Support Agreement
Schedule 2	Amendment Agreement to the Sponsors’ Guaranty
Schedule 3	Amendment Agreement to the AMD Saxonia Security Assignment of Fixed/Moveable Assets (Sachanlagevermögen)
Schedule 4	Management Plan
Schedule 5	Financial Covenants
Schedule 6	Certificate of Compliance—Financial Covenants
Schedule 7	Cash Equivalent Investments
Schedule 8	Guaranty Decision—Letters from C&L Deutsche Revision AG
Schedule 9	Legal Opinion of O’Melveny & Myers LLP
Schedule 10	Legal Opinion of Nörr Stiefenhofer Lutz
Schedule 11	Legal Opinion of Baker & McKenzie
Schedule 12	Legal Opinion of White & Case, Feddersen
Schedule 13	Fairness Opinion from Ernst & Young relating to the Management Plan

AMENDMENT AGREEMENT TO THE SYNDICATED LOAN AGREEMENT

DATED 11 MARCH 1997 (AS AMENDED FROM TIME TO TIME)

between

1.	AMD SAXONY LIMITED LIABILITY COMPANY & CO. KG, Dresden, (formerly AMD Saxony Manufacturing GmbH) registered in the Commercial Register of the local court of Dresden under HRA 4896,

– hereinafter referred to as “AMD Saxonia” –

2.	DRESDNER BANK AG,

– hereinafter referred to as the “Security Agent” –

3.	the other Banks and Financial Institutions named on the signature pages of this Agreement,

– the parties referred to under 2. and 3. above are

hereinafter referred to individually as a “Bank” or, together, as “Banks” –

and

4.	DRESDNER BANK LUXEMBOURG S.A.,

– hereinafter referred to as

the “Agent” or the “Paying Agent” –

PREAMBLE

1.	AMD Saxonia, Dresdner Bank AG (in its capacity as Security Agent), the Banks and Dresdner Bank Luxembourg S.A. (in its capacity as Agent and Paying Agent) are party to the Loan Agreement (as defined below) relating to Facilities of, in aggregate, DM 1,500,000,000 made available for the purposes of funding Project Costs, as therein defined.

2.	The parties to this Agreement have agreed to make amendments to the Syndicated Loan Agreement of 11.03.1997, as amended on 06.02.1998, 29.06.1999,

20.02.2001 and 03.06.2002 (hereinafter the “Loan Agreement”) and the Operative Documents referred to in this Agreement.

§ 1

Definitions

1.1.	Unless the context requires otherwise, terms and expressions defined in the Loan Agreement shall have the same meaning when used in this Agreement. In addition, the following terms and expressions shall have the following meanings:

“Agreement”: this Agreement.

“Amendment Agreements”: the Agreements referred to in §§ 3.1.1, 3.1.2 and 3.1.3.

1.2.	Unless the context requires otherwise, a reference to an Operative Document includes any change, amendment or replacement thereof permitted pursuant to the terms of the Loan Agreement and the relevant Operative Document.

§ 2

Amendment to the Loan Agreement

2.1	Subject to the satisfaction of the condition precedent referred to in § 3, the Loan Agreement shall be amended as follows:

2.1.1	In § 1.1, a new definition shall be inserted after the definition of AMD Saxony LLC as follows:

“ATPC Center”: The advanced technology production center constructed or to be constructed by AMD Saxonia with approx. 2,100 square meters of clean room for the manufacture of high-performance micro-processors.

2.1.2	In § 1.1, sub-clause (vi) of the definition of Guaranty Decision shall be deleted in its entirety and replaced by a new sub-clause (vi) as follows:

“(vi)	the letters from C&L Deutsche Revision AG to Dresdner Kleinwort Wasserstein/Dresdner Bank AG dated 22 May 2002, 19 November 2002, 4 December 2002 and 5 December 2002.”

2.1.3	In § 1.1, the language in the definition of 65/35 Guaranty “(but subject to a set-off of 65 % of payments made (if any) under the Sponsors’ Guaranty, in the form of Schedule 32, as amended, to this Agreement, against the Guarantors’ obligations under the aforesaid shortfall guarantees)” shall be deleted and replaced by the following language:

“(subject to a reduction of:

(i)	65 % of payments made under the Sponsors’ Guaranty, in the form of Schedule 32, as amended, to this Agreement; and

(ii)	80 % of any proceeds of realisation received by the Security Agent and/or the Banks from the ATPC Security Assets as defined under the AMD Saxonia Security Assignment of Fixed/Moveable Assets, in the form of Schedule 45 to this Agreement, as amended, against the Guarantors’ obligations under the aforesaid shortfall guarantees)”

2.1.4	§ 7.2 shall be deleted in its entirety and replaced by a new § 7.2:

“7.2 The Facilities shall be amortised in semi-annual repayment instalments in accordance with the following amortisation schedule on the last Banking Day of the relevant month:

Last Banking Day in	Repayment Amount (Euro)	Repayment Amount (DM)
June 2001	49,850,958.42	97.500.000
December 2001	49,850,958.42	97.500.000
June 2002	103,536,605.34	202.500.000
December 2002	14,699,299.02	28,749,330

June 2003	15,000,000	29,337,450
December 2003	15,000,000	29,337,450
June 2004	15,000,000	29,337,450
December 2004	60,000,000	117,349,800
June 2005	210,000,000	410,724,300
December 2005	234,000,000	457,664,220

Each scheduled repayment of the Facilities shall be made, together with all interest accrued at the date for repayment and with all other amounts due under this Agreement at such date”.

2.1.5	§ 8.1.1 shall be deleted in its entirety and replaced by a new § 8.1.1 as follows:

“8.1.1	A joint and several guaranty by the Sponsors in an amount of up to whichever is the greater of (i) 50% (fifty per cent) of all amounts outstanding under this Agreement and (ii) Euro 111, 205, 984, in each case, plus interest thereon, costs and expenses but subject to a maximum amount of Euro 300,000,000, as set out in the Sponsors’ Guaranty in the form of Schedule 32, as amended.”

2.1.6	§ 17.17 shall be deleted in its entirety and replaced by a new § 17.17 as follows:

“17.17 AMD Saxonia undertakes to keep and maintain its fixed and current assets exclusively within the area of the Plant, the Design Center and the ATPC Center shown in Schedules 44 and 45, as amended. The Banks, the Agent and the Security Agent acknowledge that AMD Saxonia may transfer such fixed and current assets between the Plant, the Design Center and the ATPC Center in the ordinary course of its business (i.e. for operative reasons).”

2.1.7	§ 19.2 shall be deleted in its entirety and replaced by a new § 19.2 as follows:

“19.2	Amounts standing to the credit of the Project Accounts may be used only in the ordinary course of business of AMD Saxonia (including for purposes of financing Capital Expenditures), for the settlement of financing costs and for the repayment of the Facilities, the payment of interest and the repayment of principal under the Revolving Loan Facility Agreement (to the extent permitted under the Sponsors’ Subordination Agreement set out in Schedule 30, as amended). Notwithstanding the above, AMD Saxonia undertakes not at any time to transfer or dispose of or to withdraw amounts standing to the credit of the Project Accounts which would result in a breach of the Minimum Liquidity Covenant, and the Security Agent is hereby irrevocably instructed—following the occurrence of any of the events referred to in § 21 which would, including such events which, with the giving of any notice, the passage of time, the giving or withholding of any consent or the satisfaction of any other condition would otherwise—entitle the Banks to terminate this Agreement, not to undertake or permit any transfer, disposal or withdrawal which would result in such a breach.”

2.1.8	Schedule 14 of the Loan Agreement shall be deleted in its entirety and replaced by a new Schedule 14, as set out in Schedule 4 to this Agreement;

2.1.9	Schedule 17 of the Loan Agreement shall be deleted in its entirety and replaced by a new Schedule 17, as set out in Schedule 5 to this Agreement;

2.1.10	Schedule 18 of the Loan Agreement shall be deleted in its entirety and replaced by a new Schedule 18, as set out in Schedule 6 to this Agreement;

2.1.11	Schedule 23 of the Loan Agreement shall be deleted in its entirety and replaced by a new Schedule 23, as set out in Schedule 7 to this Agreement; and

2.1.12	Schedule 24 of the Loan Agreement shall be amended by the addition of the letters from C&L Deutsche Revision AG, as set out in Schedule 8 to this Agreement.

2.2	Save to the extent amended by § 2.1 above, the terms and conditions of the Loan Agreement, including the Schedules thereto, shall remain in full force and effect.

§ 3

Condition Precedent

3.1	The amendments referred to in § 2 of this Agreement are subject to the condition precedent of written confirmation from the Agent to the Banks that the Agent has received the agreements and documents referred to in §§ 3.1.1 to 3.1.12. The agreements and documents referred to in §§ 3.1.1 to 3.1.3 shall be executed in legally binding form and delivered and their effectiveness shall not be subject to any condition. The documents referred to in §§ 3.1.4 to 3.1.6 and § 3.1.12 shall be in form and substance satisfactory to the Agent.

3.1.1	Amendment Agreement to the Sponsors’ Support Agreement;

3.1.2	Amendment Agreement to the Sponsors’ Guaranty;

3.1.3	Amendment Agreement to the AMD Saxonia Security Assignment of Fixed/Moveable Assets, as set out in Schedule 45 to the Loan Agreement;

3.1.4	Written Acknowledgement of the Sächsische Aufbaubank GmbH relating to the amendments to the Loan Agreement and the Operative Documents referred to therein;

3.1.5	Written confirmation of the Guarantors relating to the amendments to the Loan Agreement and the Operative Documents referred to therein;

3.1.6	Written acceptance of the Guaranty Decision by AMD Inc. and AMD Saxonia;

3.1.7	Legal Opinion of O’Melveny & Myers LLP, counsel to AMD Inc., under US law, as set out in Schedule 9;

3.1.8	Legal Opinion of Nörr Stiefenhofer Lutz, counsel to the AMD-Companies, as set out in Schedule 10;

3.1.9	Legal Opinion of Baker & McKenzie, counsel to the Agent and Banks, as set out in Schedule 11;

3.1.10	Legal Opinion of White & Case, Feddersen, counsel to the Agent and the Banks, as set out in Schedule 12;

3.1.11	Fairness Opinion from Ernst & Young relating to the Management Plan, as set out in Schedule 13;

3.1.12	Written evidence that (i) the Banks under the Loan and Security Agreement of 13.7.1999 and (ii) the Banks under the Term Loan and Security Agreement of 27.9.2002, each as amended from time to time, have consented to the increase of the Sponsors’ Guaranty in accordance with the provisions of the Sponsors’ Support Agreement and the Sponsors’ Guaranty referred to in §§ 3.1.1 and 3.1.2 or confirmation in the legal opinion of O’Melveny & Myers, as set out in Schedule 9 that no such consent is required.

§ 4

Representations and Warranties

4.1	AMD Saxonia hereby represents and warrants to the Banks as at the date hereof as follows:

4.1.1.

AMD Saxonia has taken all necessary steps and/or obtained all necessary consents for the execution of this Agreement and/or will take all necessary steps and/or obtain all necessary consents required for the execution of the Amendment Agreements to which it is a party as well as all other documents referred to in § 3.1 to which it is party in order to ensure that such Agreements and documents are legally and validly entered into and to exercise its rights thereunder.

4.1.2	The execution of this Agreement by AMD Saxonia and the execution by each of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin of the Amendment Agreements and all other documents referred to in § 3.1 to which it is party and the performance of their obligations thereunder and/or the exercise by each party of their rights:

(i)	do not—and, in the case of the Amendment Agreements and other documents referred to in § 3.1, will not at the time of their execution—contravene any applicable law, court judgment, administrative order or consent or any contractual or other obligation of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC or AMD Admin;

(ii)	do not—and, in the case of the Amendment Agreements and the other documents referred to in § 3.1, will not at the time of their execution—result in the termination or acceleration of any other obligation of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC or AMD Admin;

(iii)	do not—and, in the case of the Amendment Agreements and the other documents referred to in § 3.1, at the time of their execution will not—result in any obligation of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC or AMD Admin to grant security, other than the security referred to in the Security Documents and the Loan Agreement, as amended from time to time, to any third party.

4.1.3

This Agreement, the Amendment Agreements and all other documents referred to in § 3.1 to which AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin. are party constitute—or at the time of their execution will constitute—legal and valid binding obligations of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin., respectively enforceable in accordance with their respective terms, subject to the qualifications referred to in the legal opinions referred to in §§ 3.1.7 to 3.1.10 above, to the extent that such qualifications include limitations to the legality or enforceability of documents governed by German or U.S. State of Federal law and to the extent that such qualifications have been made in relation to these issues in the legal opinions referred to in §§ 3.1.7 to 3.1.10 which must be submitted to and approved by the Agent.

§ 5

Miscellaneous

5.1	This Agreement forms part of the Loan Agreement. All references in the Loan Agreement and in the Operative Documents as well as all notices referring thereto apply, mutatis mutandis, to this Agreement.

5.2	Without prejudice to the preceding provisions of this Agreement, AMD Saxonia hereby confirms that its obligations under the Loan Agreement, as amended from time to time, remain in full force and effect.

5.3	This Agreement and all documents referred to herein constitute Operative Documents for the purposes of the Loan Agreement.

5.4	This Agreement may be executed in any number of originals as well as by different parties in counterparts, each of which shall constitute one agreement.

5.5	§§ 25.1, 27, 28 and 29 of the Loan Agreement shall apply, mutatis mutandis, to this Agreement.

5.6	All references in the Operative Documents to the standard terms and conditions of business of the Security Agent shall be deemed to be a reference to those terms and conditions in force from time to time.

AMD SAXONY LIMITED LIABILITY COMPANY & CO. KG represented by its general partner AMD Saxony LLC
By: /s/ Hans R. Deppe

DRESDNER BANK AG, (as Security Agent and Bank)

/s/ Prellwitz Paul

Other Banks:

KREDITANSTALT FÜR WIEDERAUFBAU

/s/ Prellwitz Paul

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, Frankfurt am Main

/s/ Prellwitz Paul

LANDESBANK BADEN-WÜRTTEMBERG

/s/ Prellwitz Paul

LANDESBANK SACHSEN GIROZENTRALE

/s/ Prellwitz Paul

BAYERISCHE LANDESBANK

/s/ Prellwitz Paul

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

/s/ Prellwitz Paul

BAYERISCHE HYPO—UND VEREINSBANK AG; MÜNCHEN

/s/ Prellwitz Paul

ING BHF-BANK Aktiengesellschaft, Niederlassung Leipzig

/s/ Prellwitz Paul

COMMERZBANK AKTIENGESELLSCHAFT, Filiale Dresden

/s/ Prellwitz Paul

DEUTSCHE POSTBANK AG BONN

/s/ Prellwitz Paul

HAMBURGISCHE LANDESBANK – GIROZENTRALE—

/s/ Prellwitz Paul

IKB DEUTSCHE INDUSTRIEBANK AG

/s/ Prellwitz Paul

LANDESBANK RHEINLAND-PFALZ—GIROZENTRALE

/s/ Prellwitz Paul

ABN AMRO BANK (DEUTSCHLAND) AG, Frankfurt

/s/ Prellwitz Paul

BANK AUSTRIA CREDITANSTALT AG, Wien

/s/ Prellwitz Paul

THE SUMITOMO MITSUI BANKING CORPORATION, Niederlassung Düsseldorf

/s/ Prellwitz Paul

DRESDNER BANK LUXEMBOURG S.A. (as Agent and Paying Agent)

/s/ Prellwitz Paul